Exhibit 99.2
Press Release
Clean Harbors Commences Cash Tender Offer for Any and All
$845,000,000 Aggregate Principal Amount of Its Outstanding 5.125%
Senior Notes Due 2021

Norwell, Mass. - June 18, 2019 - Clean Harbors, Inc. (NYSE: CLH) (“Clean Harbors,” the “Company” or “we”) has commenced an offer to purchase for cash (the “Tender Offer”) any and all of the $845,000,000 aggregate principal amount of the Company’s outstanding 5.125% Senior Notes due 2021 (the “Notes”) upon terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation dated June 18, 2019, and a related Letter of Transmittal.
Information relative to the Tender Offer is set forth in the table below.

Title of Security	CUSIP/ISIN Numbers	Principal Amount Outstanding	Tender Offer Consideration*	Early Tender Payment**	Total Consideration*
5.125% Senior Notes Due 2021	184496 AL1/ US 184496 AL16	$845,000,000	$952.99	$50.00	$1,002.99
*	For each $1,000 principal amount of Notes, excluding any accrued and unpaid interest, which will be paid in addition to the Tender Offer Consideration or Total Consideration, as applicable.
**	For each $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Date (as defined below).

The Tender Offer will expire at 11:59 p.m., New York City time on July 16, 2019, unless extended (such date and time, as the same may be extended, the “Expiration Date”). Holders of Notes which validly tender their Notes pursuant to the offer by 5:00 p.m., New York City time, on July 1, 2019, unless extended (such date and time, as the same may be extended, the “Early Tender Date”), will be paid, for each $1,000 principal amount of Notes accepted for purchase, cash in an amount equal to $1,002.99 (the “Total Consideration”), which includes an early tender payment of $50.00 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Payment”). Holders which validly tender their Notes after the Early Tender Date but prior to the Expiration Date will be paid, for each $1,000 principal amount of the Notes accepted for purchase, cash in an amount equal to the Total Consideration minus the Early Tender Payment, or $952.99 (the “Tender Offer Consideration”). Tendered Notes may be withdrawn at or prior to 5:00 p.m., New York City time, on July 1, 2019 (the “Withdrawal Deadline”), unless extended. Notes tendered after the Withdrawal Deadline may not be validly withdrawn
In connection with the Tender Offer, the Company is soliciting the consents of holders of the Notes to certain proposed amendments to the indenture governing the Notes (the “Consent Solicitation”). The primary purpose of the Consent Solicitation and proposed amendments is to eliminate substantially all of the restrictive covenants and certain events of default and related provisions and reduce the required notice period contained in the optional redemption provisions of the indenture from at least 30 days prior to the date of redemption to at least three days prior to the date of redemption. The Company intends to redeem any and all Notes that remain outstanding after the consummation of the Tender Offer at a price of $1,000.00 per $1,000.00 principal amount of Notes, plus accrued and unpaid interest on such Notes from the last interest payment date to, but not including, the redemption date, as promptly as practical in accordance with the terms of the indenture, as such indenture is amended pursuant to the proposed amendments.
Notes that are tendered and accepted for purchase at or prior to the Early Tender Date will be settled only on the date that we refer to as the “Initial Payment Date,” which will promptly follow the Early Tender Date. We currently expect the Initial Payment Date to be July 2, 2019. Notes that are tendered and accepted for purchase after the Early Tender Date but before the Expiration Date will be settled only on the date that we refer to as the “Final Payment Date,” which will promptly follow the Expiration Date. We currently expect the Final Payment Date to be July 17, 2019. If no additional Notes are tendered after the Early Tender Date, or if the Tender Offer is fully subscribed as of the Early Tender Date, there will be no Final Payment Date.
In addition to the applicable Tender Offer Consideration or the Total Consideration, as applicable, all Notes accepted for purchase will also receive accrued and unpaid interest on such Notes from the last interest payment date to, but not including, the Initial Payment Date or the Final Payment Date, as applicable.

The Company will not be required to purchase any of the Notes tendered unless certain conditions have been satisfied, including the receipt of proceeds from a proposed debt financing on terms satisfactory to the Company in an amount that, together with available cash and, to the extent the Company so elects, borrowing under the Company’s existing revolving credit facility, will be sufficient to purchase all $845,000,000 aggregate principal amount of Notes and pay any premium, accrued and unpaid interest and fees and expenses in connection therewith.

The Tender Offer is not conditioned on any minimum amount of Notes being tendered but, if less than $845,000,000 aggregate principal amount of Notes are purchased through the Tender Offer, the Company expects to redeem, in accordance with the terms of the indenture which governs the Notes, Notes having an aggregate principal amount equal to any difference between $845,000,000 and the aggregate principal amount of the Notes repurchased through the Tender Offer. Under the indenture, the Notes may be redeemed on or after December 1, 2018 for 100.000% of their principal amount, plus accrued interest. However, there is no assurance that any such redemption will occur.

This announcement is not an offer to purchase or a solicitation of an offer to sell with respect to any Notes. Any offer to purchase the Notes will be made by means of the Offer to Purchase and Consent Solicitation and the related Letter of Transmittal. No offer to purchase will be made in any jurisdiction in which such an offer to purchase would be unlawful.
In connection with the Tender Offer, Clean Harbors has retained Goldman Sachs & Co. LLC as the Dealer Manager. Questions regarding the Tender Offer should be directed to the Dealer Manager at (800) 828-3182 (toll free) or (212) 357-1452 (collect). The complete terms and conditions of the offer are set forth in the Offer to Purchase and Consent Solicitation and the related Letter of Transmittal, each dated June 18, 2019. Holders are urged to read those documents carefully. Requests for documents should be directed to Global Bondholder Services Corporation, the Information Agent for the Tender Offer, at (866) 794-2200 (toll free) or (212) 430-3774.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base with over 300,000 customers, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico.

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission.

Contacts

Investors:	Media:
Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com